Exhibit (9nn)









                 TRANSFER AGENCY AND SERVICE AGREEMENT
                                between
                          THE RBB FUND, INC.
                                  and

                  STATE STREET BANK AND TRUST COMPANY
                                  and
                              PFPC, INC.

                           TABLE OF CONTENTS
                           -----------------



Article 1  Terms of Appointment: Duties of the Bank . . . . . . .    2

Article 2  Fees and Expenses  . . . . . . . . . . . . . . . . . .    7

Article 3  Representations and Warranties of the Bank . . . . . .    8

Article 4  Representations and Warranties of the Fund . . . . . .    9

Article 5  Representations and Warranties of PFPC . . . . . . . .   10

Article 6  Data Access and Proprietary Information  . . . . . . .   10

Article 7  Indemnification  . . . . . . . . . . . . . . . . . . .   13

Article 8  Standard of Care . . . . . . . . . . . . . . . . . . .   16

Article 9  Covenants of the Fund and the Bank . . . . . . . . . .   16

Article 10 Termination of Agreement . . . . . . . . . . . . . . .   18

Article 11 Additional Funds . . . . . . . . . . . . . . . . . . .   18

Article 12 Assignment . . . . . . . . . . . . . . . . . . . . . .   19

Article 13 Amendment  . . . . . . . . . . . . . . . . . . . . . .   19

Article 14 Massachusetts Law to Apply . . . . . . . . . . . . . .   20

Article 15 Force Majeure  . . . . . . . . . . . . . . . . . . . .   20

Article 16 Consequential DamaGes  . . . . . . . . . . . . . . . .   20

Article 17 Merger of Agreement  . . . . . . . . . . . . . . . . .   20

Article 18 Counterparts . . . . . . . . . . . . . . . . . . . . .   21

              TRANSFER AGENCY AND SERVICE AGREEMENT

          AGREEMENT made as of the 1st day of February, 1995, by

and between The RBB Fund, Inc., a Maryland corporation, having its principal office and place of business at 400 Bellevue

Parkway, Suite 100, Wilmington, DE 19809 (the "Fund"), PFPC Inc.,

a Delaware corporation that is an indirect wholly-owned

subsidiary of PNC Bank Corp. ("PFPC") and STATE STREET BANK AND

TRUST COMPANY, a Massachusetts trust company having its principal office and place of business at 225 Franklin Street, Boston,

Massachusetts 02110 (the "Bank").

          WHEREAS, the Fund is authorized to issue shares in

separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

          WHEREAS, the Fund currently offers shares in at least

two such series, namely the Warburg Pincus Growth and Income Fund and the Warburg Pincus Balanced Fund (each series, together with all other series subsequently established by the Fund and made subject to this Agreement in accordance with Article 10, being herein referred to, as a "Portfolio", and collectively as the

"Portfolios");

          WHEREAS, PFPC serves as transfer agent, registrar and

dividend disbursing agent for the Fund with respect to the

Portfolios pursuant to one or more Transfer Agency Agreements between the Fund and PFPC (the "Transfer Agency Agreements");

          WHEREAS, PFPC is desirous of having the Bank perform

the duties of transfer agent, registrar and dividend disbursing

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agent for the Fund with respect to the Portfolios, and the Fund has agreed to and is in concurrence with such appointment;

          WHEREAS, the Bank desires to accept such appointment;

          NOW, THEREFORE, in consideration of the mutual

covenants herein contained, the parties hereto agree as follows:

Article 1 Terms of Appointment: Duties of the Bank
          ----------------------------------------

          1.01 Subject to the terms and conditions set forth in

this Agreement, PFPC hereby employs and appoints the Bank to provide any and all transfer agent registrar and dividend

disbursing agent duties relating to the Portfolios directly to the Portfolios, and the Bank agrees to provide such transfer agent registrar and dividend disbursing agent duties with respect to the shares of capital stock of the Fund representing interests in each of the respective Portfolios ("Shares"), for the benefit of the shareholders of each of the respective Portfolios of the

Fund ("Shareholders"). The Fund understands that PFPC is hereby delegating the entirety of its duties as transfer agent,

registrar and dividend disbursing agent with respect to the

Portfolios to the Bank, and the Fund agrees to such delegation.

Pursuant to such delegation, the Fund understands and agrees that the manner of performance and content of the services to be

provided to the Portfolios by the Bank hereunder are in lieu of and shall replace the manner of performance and content of the services to be provided to the Portfolios by PFPC under the

Transfer Agency Agreements. Upon such delegation, PFPC shall be relieved of any further transfer agency or other duties or




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

obligations with respect to the Portfolios under the Transfer

Agency Agreements and from any liability for any acts or failures to act occurring thereafter.

          1.02 The Bank agrees that it will perform the following

services:

               (a)  In accordance with procedures established

from time to time by agreement between the Fund on behalf of each of the Portfolios, as applicable and the Bank, the Bank shall:

                    (i)  Receive for acceptance, orders for the

                         purchase of Shares, and promptly deliver

                         payment and appropriate documentation

                         thereof to the Custodian of the Fund

                         authorized pursuant to the Articles of

                         Incorporation of the Fund (the

                         "Custodian");

                   (ii)  Pursuant to purchase orders, issue the

                         appropriate number of Shares and hold

                         such Shares in the appropriate

                         Shareholder account;

                   (iii) Receive for acceptance redemption

                         requests and redemption directions and

                         deliver the appropriate documentation

                         thereof to the Custodian;

                   (iv)  In respect to the transactions in items

                         (i), (ii) and (iii) above, the Bank

                         shall execute transactions directly with




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

                         broker-dealers authorized by the Fund

                         who shall thereby be deemed to be acting

                         on behalf of the Fund;

                    (v)  At the appropriate time as and when it

                         receives monies paid to it by the

                         Custodian with respect to any

                         redemption, pay over or cause to be paid

                         over in the appropriate manner such

                         monies as instructed by the redeeming

                         Shareholders;

                   (vi)  Effect transfers of Shares by the

                         registered owners thereof upon receipt

                         of appropriate instructions;

                  (vii)  Prepare and transmit payments for

                         dividends and distributions declared by

                         the Fund on behalf of the applicable

                         Portfolio;

                 (viii)  Issue replacement certificates for those

                         certificates alleged to have been lost,

                         stolen or destroyed upon receipt by the

                         Bank of indemnification satisfactory to

                         the Bank and protecting the Bank and the

                         Fund, and the Bank at its option, may

                         issue replacement certificates in place

                         of mutilated stock certificates upon






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                         presentation thereof and without such

                         indemnify;

                   (ix)  Maintain records of account for and

                         advise the Fund and its Shareholders as

                         to the foregoing; and

                    (x)  Record the issuance of Shares of the

                         Portfolios and maintain pursuant to SEC

                         Rule l7Ad-10(e) a record of the total

                         number of Shares of the Portfolios which

                         are authorized, based upon data provided

                         to it by the Fund, and issued and

                         outstanding.  The Bank shall also

                         provide the Fund on a regular basis with

                         the total number of Shares which are

                         authorized and issued and outstanding

                         and shall have no obligation, when

                         recording the issuance of Shares, to

                         monitor the issuance of such Shares or

                         to take cognizance of any laws relating

                         to the issue or sale of such Shares,

                         which functions shall be the sole

                         responsibility of the Fund.

               (b)  In addition to and neither in lieu nor in

contravention of the services set forth in the above paragraph

(a), the Bank shall:  (i) perform the customary services of a transfer agent, registrar and dividend disbursing agent,




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

including but not limited to:  maintaining all Shareholder

accounts, preparing Shareholder meeting lists, mailing proxies,

mailing Shareholder reports and prospectuses to current

Shareholders, withholding taxes on U.S. resident and non-resident alien accounts, preparing and filing U.S. Treasury Department

Forms 1099 and other appropriate forms required with respect to dividends and distributions by federal authorities for all

Shareholders, preparing and mailing confirmation forms and

statements of account to Shareholders for all purchases and

redemptions of Shares and other confirmable transactions in

Shareholder accounts, preparing and mailing activity statements for Shareholders, and providing Shareholder account information and (ii) provide a system which will enable the Fund to monitor the total number of Shares sold in each State.

               (c)  In addition, the Fund shall (i) identify to

the Bank in writing those transactions and assets to be treated as exempt from blue sky reporting for each State and (ii) verify the establishment of transactions for each state on the system prior to activation and thereafter monitor the daily activity for each state. The responsibility of the Bank for the Fund's blue sky state registration status is solely limited to the initial establishment of transactions subject to blue sky compliance by the Fund and the reporting of such transactions to the Fund as provided above.

               (d)  The Bank shall provide additional services on

behalf of the Fund (i.e., escheatment services) which may be agreed upon in writing between the Fund, the Bank and PFPC.

Article 2 Fees and Expenses
          -----------------

          2.01 For the performance by the Bank pursuant to this

Agreement, the Fund agrees on behalf of each of the Portfolios to pay the Bank an annual maintenance fee for each Shareholder

account as set out in the initial fee schedule attached hereto.

Such fees and out-of-pocket expenses and advances identified under Section 2.02 below may be changed from time to time subject to mutual written agreement between the Fund and the Bank.

          2.02 In addition to the fee paid under Section 2.01

above, the Fund agrees on behalf of each of the Portfolios to reimburse the Bank for out-of-pocket expenses, including but not limited to confirmation production, postage, forms, telephone,

microfilm, microfiche, tabulating proxies, records storage or advances incurred by the Bank for the items set out in the fee schedule attached hereto. In addition, any other expenses

incurred by the Bank at the request or with the consent of the

Fund, will be reimbursed by the Fund on behalf of the applicable

Portfolio.

          2.03 The Fund agrees on behalf of each of the

Portfolios to pay all fees and reimbursable expenses within five days following the receipt of the respective billing notice.

Postage for mailing of dividends, proxies, Fund reports and other mailings to all Shareholder accounts shall be advanced to the




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

Bank by the Fund at least seven (7) days prior to the mailing date of such materials.

          2.04 The Fund and PFPC agree that, the payment of fees

by the Fund hereunder shall be in lieu of the payment of fees

(but not the payment of expenses) by the Fund for transfer agent,

registrar and dividend disbursing agent services provided by PFPC with respect to the Portfolios pursuant to the Transfer Agency

Agreements.

Article 3 Representations and Warranties of the Bank
          ------------------------------------------

          The Bank represents and warrants to the Fund and PFPC

that:

          3.01 It is a trust company duly organized and existing

and in good standing under the laws of the Commonwealth of

Massachusetts.

          3.02 It is duly qualified to carry on its business in

the Commonwealth of Massachusetts.

          3.03 It is empowered under applicable laws and by its

Charter and By-Laws to enter into and perform this Agreement.

          3.04 All requisite corporate proceedings have been

taken to authorize it to enter into and perform this Agreement.

          3.05 It has and will continue to have access to the

necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

          3.06 It is currently registered with the appropriate

federal agency for the registration of transfer agents, and will remain so registered for the duration of this Agreement. The Bank




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agrees that it will promptly notify the Fund and PFPC in the event of any material change in its status as a federally

registered transfer agent, and that the Fund or PFPC may

immediately terminate this Agreement upon written notice to the

Bank should the Bank fail to be federally registered as a

transfer agent.

Article 4 Representations and Warranties of the Fund
          ------------------------------------------

          The Fund represents and warrants to the Bank that:

          4.01 It is a corporation duly organized and existing

and in good standing under the laws of Maryland.

          4.02 It is empowered under applicable laws and by its

Articles of Incorporation and By-Laws to enter into and perform this Agreement.

          4.03 All corporate proceedings required by By-Laws

Articles of Incorporation and ByLaws have been taken to authorize it to enter into and perform this Agreement.

          4.04 It is an open-end management investment company

registered under the Investment Company Act of 1940, as amended.

          4.05 A registration statement under the Securities Act

of 1933, as amended on behalf of each of the Portfolios is

currently effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all Shares of the Portfolios being

offered for sale.








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

Article 5 Representations and Warranties of PFPC
          --------------------------------------

          The PFPC represent and warrants to the Fund and the

Bank that:

          5.01 It is a corporation duly organized and existing

and in good standing under the of the state of Delaware.

          5.02 It is duly qualified to carry on its transfer

agency business in the state of Delaware.

          5.03 It is empowered under applicable laws and by its

Charter and By-Laws to enter into and perform this Agreement.

          5.04 All requisite corporate proceedings have been

taken to authorize it to enter into and perform this Agreement.

          5.05 It is currently registered with the appropriate

federal agency for the registration of transfer agents and will remain so for the duration of the Agreement.  PFPC agrees that it will promptly notify the Fund and the Bank in the event of any material change in its status as a federally registered transfer agent. The Fund or the Bank may immediately terminate the

Agreement upon written notice to PFPC should PFPC fail to be federally registered as a transfer agent.

Article 6 Data Access and Proprietary Information
          ---------------------------------------

          6.01 The Fund acknowledges that the data bases,

computer programs, screen formats, report formats, interactive design techniques, and documentation manuals furnished to the

Fund by the Bank as part of the Fund's ability to access certain

Fund-related data ("Customer Data") maintained by the Bank on data bases under the control and ownership of the Bank or other




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

third party ("Data Access Services") constitute copyrighted,

trade secret, or other proprietary information (collectively,

"Proprietary Information") of substantial value to the Bank or other third party. In no event shall Proprietary Information be deemed Customer Data. The Fund agrees to treat all Proprietary

Information as proprietary to the Bank and further agrees that it shall not divulge any Proprietary Information to any person or organization except as may be provided hereunder.  Without

limiting the foregoing, the Fund agrees for itself and its

employees and agents:

               (a)  to access Customer Data solely from locations

                    as may be designated in writing by the Bank

                    and solely in accordance with the Bank's

                    applicable user documentation;

               (b)  to refrain from copying or duplicating in any

                    way the Proprietary Information;

               (c)  to refrain from obtaining unauthorized access

                    to any portion of the Proprietary

                    Information, and if such access is

                    inadvertently obtained, to inform in a timely

                    manner of such fact and dispose of such

                    information in accordance with the Bank's

                    instructions;

               (d)  to refrain from causing or allowing third-

                    party data acquired hereunder from being

                    retransmitted to any other computer facility or other location, except with the prior written consent of the Bank;

               (e)  that the Fund shall have access only to those

                    authorized transactions agreed upon by the

                    Fund and the Bank;

               (f)  to honor all reasonable written requests made

                    by the Bank to protect at the Bank's expense

                    the rights of the Bank in Proprietary

                    Information at common law, under federal

                    copyright law and under other federal or

                    state law.

          The Fund and the Bank shall each take reasonable

efforts to advise its employees of their obligations pursuant to this Article 6.  The obligations of this Article shall survive any earlier termination of this Agreement.

          6.02 If the Fund notifies the Bank that any of the Data

Access Services do not operate in material compliance with the most recently issued user documentation for such services, the

Bank shall endeavor in a timely manner to correct such failure.

Organizations from which the Bank may obtain certain data

included in the Data Access Services are solely responsible for the contents of such data and the Fund agrees to make no claim against the Bank arising out of the contents of such third-party data, including, but not limited to, the accuracy thereof. DATA

ACCESS SERVICES AND ALL COMPUTER PROGRAMS AND SOFTWARE

SPECIFICATIONS USED IN CONNECTION THEREWITH ARE PROVIDED ON AN AS




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

IS, AS AVAILABLE BASIS. THE BANK EXPRESSLY DISCLAIMS ALL

WARRANTIES EXCEPT THOSE EXPRESSLY STATED HEREIN INCLUDING, BUT

NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND

FITNESS FOR A PARTICULAR PURPOSE.

          6.03 If the transactions available to the Fund include

the ability to originate electronic instructions to the Bank in order to (i) effect the transfer or movement of cash or Shares or

(ii) transmit Shareholder information or other information, then in such event the Bank shall be entitled to rely on the validity and authenticity of such instruction without undertaking any further inquiry as long as such instruction is undertaken in conformity with reasonable security procedures established by the

Bank from time to time.

Article 7 Indemnification
          ---------------

          7.01 The Bank shall not be responsible for, and the

Fund shall on behalf of the applicable Portfolio indemnify and hold the Bank harmless from and against, any and all losses,

damages, costs, charges, counsel fees, payments, expenses and liability not caused by the Bank's negligence, bad faith or

willful misconduct or that of its employees and arising out of or attributable to:

               (a)  All actions of the Bank or its agent or

subcontractors required by the Fund to be taken pursuant to this

Agreement, provided that such actions are taken in good faith and without negligence or willful misconduct.






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

               (b)  The Fund's lack of good faith negligence or

willful misconduct which arise out of the breach of any

representation or warranty of the Fund hereunder.

               (c)  The good faith reasonable reliance on or use

by the Bank or its agents or subcontractors of information,

records or documents which (i) are received by the Bank or its agents or subcontractors, and (ii) have been prepared or

maintained by the Fund or any other person or firm on behalf of the Fund including but not limited to any previous transfer agent or registrar.

               (d)  The reliance on, or the carrying out by the

Bank or its agents or subcontractors of any instructions or

requests of the Fund on behalf of the applicable Portfolio.

               (e)  The offer or sale of Shares in violation of

any requirement under the federal securities laws or regulations or the securities laws or regulations of any state that such

Shares be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such Shares in such state.

          7.02 At any time the Bank may apply to any officer of

the Fund for instructions, and may consult with legal counsel with respect to any matter arising in connection with the

services to be performed by the Bank under this Agreement, and the Bank and its agents or subcontractors shall not be liable and shall be indemnified by the Fund on behalf of the applicable

Portfolio for any action taken or omitted by it in good faith reasonable reliance upon such instructions or upon the opinion of such counsel.  The Bank, its agents and subcontractors shall be protected and indemnified in acting upon any paper or document furnished by or on behalf of the Fund, reasonably believed to be genuine and to have been signed by the proper person or persons,

or upon any instruction, information, data, records or documents provided the Bank or its agents or subcontractors by machine readable input, telex, CRT data entry or other similar means authorized by the Fund, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Fund. The Bank, its agents and

subcontractors shall also be protected and indemnified in

recognizing stock certificates which are reasonably believed to bear the proper manual or facsimile signatures of the officers of the Fund, and the proper countersignature of any former transfer agent or former registrar, or of a co-transfer agent or co-

registrar.

          7.03 The Bank shall indemnify and hold PFPC harmless

from and against any and all losses, damages, costs, charges,

reasonable counsel fees, payments, expenses and liability arising out of or attributable to the Bank's negligence, bad faith or willful misconduct under this Agreement.

          7.04 In order that the indemnification provisions

contained in this Article 7 shall apply, upon the assertion of a claim for which a party to this Agreement may be required to




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indemnify another Party to this Agreement, the indemnified party shall promptly notify the indemnifying party of such assertion,

and shall keep the indemnifying party advised with respect to all developments concerning such claim. The indemnifying party shall have the option to participate with the indemnified party in the defense of such claim or to defend against said claim in its own name or in the name of the indemnified party. The indemnified party shall in no case confess any claim or make any compromise in any case in which the indemnifying party may be required to indemnify the indemnified party except with the indemnifying party's prior written consent.

Article 8 Standard of Care
          ----------------

          8.01 The Bank shall at all times act in good faith and

agrees to use its best efforts within reasonable limits to insure the accuracy of all services performed under this Agreement, but assumes no responsibility and shall not be liable for loss or damage due to errors unless said errors are caused by its

negligence, bad faith, or willful misconduct or that of its

employees.

Article 9 Covenants of the Fund and the Bank
          ----------------------------------

          9.01 The Fund shall on behalf of each of the Portfolios

promptly furnish to the Bank the following:

               (a)  A certified copy of the resolution of the

Directors of the Fund authorizing the appointment of the Bank and the execution and delivery of this Agreement.






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               (b)  A copy of the Articles of Incorporation and

By-Laws of the Fund and all amendments thereto.

          9.02 The Bank hereby agrees to establish and maintain

facilities and procedures reasonably acceptable to the Fund for safekeeping of stock certificates, check forms and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of' such certificates, forms and devices.

          9.03 The Bank shall keep records relating to the

services to be performed hereunder, in the form and manner as it may reasonably deem advisable.  To the extent required by Section

31 of the Investment Company Act of 1940, as amended, and the

Rules thereunder, the Bank agrees that all such records prepared or maintained by the Bank relating to the services to be

performed by the Bank hereunder are the property of the Fund and will be preserved, maintained and made available in accordance with such Section and Rules, and will be surrendered promptly to the Fund on and in accordance with its request.

          9.04 The Bank and the Fund agree that all books,

records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the

negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law.

          9.05 In case of any requests or demands for the

inspection of the Shareholder records of the Fund, the Bank will endeavor to notify the Fund and to secure instructions from an authorized officer of the Fund as to such inspection. The Bank reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to exhibit the Shareholder records to such person.

Article 10     Termination of Agreement
               ------------------------

          10.01     This Agreement may be terminated by the Fund,

the Bank or PFPC upon one hundred twenty (120) days written

notice to the other parties. This Agreement will also terminate automatically with respect to a particular Portfolio upon the termination of the Transfer Agency Agreement with respect to that

Portfolio.

          10.02     Should the Fund exercise its right to

terminate, all out-of-pocket expenses associated with the

movement of records and material will be borne by the Fund on behalf of the applicable Portfolio(s). Additionally, the Bank reserves the right to charge for any other reasonable expenses associated with such termination and/or a charge equivalent to the average of three (3) months' fees.

Article 11     Additional Funds
               ----------------

          11.01     In the event that the Fund establishes one or

more series of Shares in addition to the Warburg Pincus Growth and Income Fund and the Warburg Pincus Balanced Fund with respect to which it and PFPC desire to have the Bank render services as transfer agent under the terms hereof, the Fund and PFPC shall so




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

notify the Bank in writing, and if the Bank agrees in writing to provide such services, such series of Shares shall become a

Portfolio hereunder.

Article 12     Assignment
               ----------

          12.01     Except as provided in Section 12.03 below,

neither this Agreement nor any rights or obligations hereunder may be assigned by any party without the written consent of the other parties.

          12.02     This Agreement shall inure to the benefit of

and be binding upon the parties and their respective permitted successors and assigns.

          12.03     The Bank may, without further consent on the

part of the Fund or PFPC subcontract for the performance hereof with (i) Boston Financial Data Services, Inc., a Massachusetts

corporation ("BFDS") which is duly registered as a transfer agent pursuant to Section 17A(c)(2) of the Securities Exchange Act of

1934, as amended ("Section 17A(c)(2)"), (ii) a BFDS subsidiary duly registered as a transfer agent pursuant to Section I

7A(c)(2) or (iii) a BFDS affiliate that is duly registered as a transfer agent pursuant to Section 1 7A(c)(2); provided, however,

that the Bank shall be as fully responsible to the Fund and PFPC for the acts and omissions of any subcontractor as it is for its own acts and omissions or other responsibilities hereunder.










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Article 13     Amendment
               ---------

          13.01     This Agreement may be amended or modified by

a written agreement executed by the parties and authorized or approved by a resolution of the Directors of the Fund.

Article 14     Massachusetts Law to Apply
               --------------------------

          14.01     This Agreement shall be construed and the

provisions thereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.

Article 15     Force Majeure
               -------------

          15.01     In the event either the Fund or the Bank is

unable to perform its obligations under the terms of this

Agreement because of acts of God, strikes, equipment or

transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to any party to this Agreement for any damages resulting from such failure to perform or otherwise from such causes.

Article 16     Consequential DamaGes
               ---------------------

          16.01     Neither the Fund nor the Bank shall be liable

to any party to this Agreement for consequential damages under any provision of this Agreement or for any consequential damages arising out of any act or failure to act hereunder.

Article 17     Merger of Agreement
               -------------------

          17.01     This Agreement constitutes the entire

agreement among the parties hereto and supersedes any prior






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agreement among the parties hereto with respect to the subject matter hereof whether oral or written.

Article 18     Counterparts
               ------------

          18.01     This Agreement may be executed by the parties

hereto on any number of counterparts, and all of said

counterparts taken together shall be deemed to constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this

Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

                                   THE RBB FUND, INC.


                                   BY:  /s/ Edward J. Roach
                                      ---------------------------
                                        President
ATTEST:


   /s/ Linda G. Hagan
------------------------------

                                   STATE STREET BANK TRUST
                                     COMPANY


                                   BY:  /s/State Street (illegible)
                                      -----------------------------
                                        Executive Vice President
ATTEST:


  /s/ S. Cesso
------------------------------
                                   PFPC INC.


                                   BY:  /s/ Robert J. Perlsweig
                                      ----------------------------
                                        Executive Vice President
ATTEST:


  /s/ Joseph Gramled
------------------------------




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